WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

WorldCom Canada, Ltd. ("WorldCom Canada") and Customer agree to the following terms and conditions (the "Agreement"):

1. SERVICE.

1.1 The Quotation identifies the physical location ("Facility") of the Equipment storage space to be made available to Customer hereunder (the "Space"), and sets forth a description of the services and Internet connectivity (the "Services") to be provided in connection with the Space and all Equipment installed in the Space (the "Equipment").

1.2 Customer, and not WorldCom Canada, has sole and exclusive control over the content residing on Customer's server(s) (the "Customer Content"). Customer acknowledges and WorldCom Canada agrees that in the provision of the Services hereunder WorldCom Canada is not provided, either directly or indirectly, and will not seek access to the Customer Content that would allow WorldCom Canada to exercise any control over the Customer Content.

1.3 Customer shall use its best efforts to promptly and thoroughly respond to any notices forwarded to Customer by WorldCom Canada, including, but not limited to notices that the Customer Content violates applicable copyright law in Canada or abroad.

2. CONTRACTORS. Customer acknowledges that certain installation, technical support, and consulting services may be provided by an unaffiliated third party contractor to WorldCom Canada ("Contractor"). Customer hereby authorizes WorldCom Canada to provide Contractor all Customer location, Equipment and contact information necessary to provide such services. In addition, WorldCom, or its affiliates or subcontractors may perform some or all of WorldCom Canada's duties and/or obligations hereunder.

3. PAYMENT.

3.1 WorldCom Canada will invoice the One-time Charges (if any) on the Quotation upon execution and delivery of this Agreement. Monthly Fees for Services and Space will commence when WorldCom Canada is prepared to provide Customer with Internet Connectivity to the Equipment. WorldCom Canada will invoice Monthly Fees monthly in arrears. WorldCom Canada reserves the right to change the rates for Services and Space provided under this Agreement at any time after the Minimum Service Period or any subsequent term by providing written notice to Customer at least 30 days in advance of the effective date of the change. In the event of convenience cancellation during the Minimum Service Period, Customer shall immediately pay WorldCom Canada an amount equal to 100% of the Monthly Fee for the Space and the Customer's then-current bandwidth tier for each month remaining in the Term. For greater certainty:

(a) following execution of the Quotation but before activation of the Service by WorldCom Canada, Customer will pay to WorldCom Canada as a liquidated damage and not as a penalty an amount equal to one month's fees for the Services at WorldCom Canada's list price for such Services in effect on the date of execution of the Quotation, exclusive of any special offer, discount or promotion ("pre-activation cancellation charge"); or

(b) following service activation by WorldCom Canada, but before expiration of the Minimum Service Period, Customer will pay to WorldCom Canada as a liquidated damage and not as a penalty an amount equal to the number of whole and any partial months' remaining in the Minimum Service Period multiplied by the monthly rate set out on the Quotation ("early termination charge"), provided that, where the Agreement is replaced by the parties during the aforesaid period with an agreement for WorldCom services on the same terms and conditions save and except that the new agreement is of equal or greater contract value over the term of the new agreement then the early termination charge set forth herein shall not apply.

The parties acknowledge that the pre-activation cancellation charge and the early termination charge, respectively, are fair and reasonable under the circumstances, and Customer shall have no further obligation or liability [save and except for amounts due and payable.

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

Where WorldCom Canada is unable to provide the service, the pre-activation cancellation charge shall not apply."

3.2 Payment is due immediately on the date of invoice. Accounts are in default if full payment is not received within 30 days of the invoice date. If Customer's cheque is returned to WorldCom Canada unpaid, Customer shall be immediately in default and subject to a returned cheque charge of $25.00 from WorldCom Canada. WorldCom Canada reserves the right to terminate Customer's use of the Space and the Services on any account unpaid 60 days after date of invoice and, in the event of such unpaid account, terminate any other service provided by WorldCom Canada to Customer, or prohibit removal of Equipment from the Facility pending payment of all amounts owed to WorldCom Canada by Customer under any agreement with WorldCom Canada. The monthly Fee for Space shall continue to accrue until Customer's Equipment is removed from the Space by Customer. An account in default is subject to an interest charge on the outstanding balance of the lesser of 1.5% per month (19.56% per annum) or the highest rate permitted by applicable law. Customer agrees to pay WorldCom Canada's reasonable expenses, including attorneys' and collection agency fees, incurred in enforcing its rights under this Agreement. Prices are exclusive of any taxes which may be levied or assessed upon the Equipment or services provided hereunder. Any such taxes shall be paid by Customer. If Customer is exempt from otherwise applicable taxes, Customer must submit a valid exemption certificate at the same time it submits this Agreement.

4. USE OF SERVICES.

4.1. WorldCom Canada exercises no control over, and accepts no responsibility for, the content of the information passing through WorldCom Canada's host computers, network hubs and points of presence (the "WorldCom Canada Network"). All use of the WorldCom Canada Network and the Services must comply with the then-current version of the WorldCom Canada Acceptable Use Policy ("Policy") which is made a part of this Agreement and is available at the following URL: www.wcom.ca/aup.html. WorldCom Canada reserves the right to amend the Policy from time to time, effective upon posting of the revised Policy at the URL or other notice to Customer. WorldCom Canada reserves the right to suspend the Services or terminate this Agreement effective upon notice for a violation of the Policy. Customer agrees to indemnify and hold harmless WorldCom Canada from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to use of the Space or Services, including any Claim which, if true, would constitute a violation of the Policy.

4.2 WorldCom Canada will contact Customer to schedule an installation planning call. During that installation planning call, WorldCom Canada and Customer will schedule a mutually agreeable installation date. WorldCom Canada reserves the right to cancel this Agreement if Customer is not using the service within 60 days of the date this Agreement is signed.

4.3 Networks assigned from a WorldCom Canada net-block are non-portable. Network space allocated by WorldCom Canada must be returned to WorldCom Canada in the event Customer discontinues service.

5. PERMISSIBLE USE OF SPACE.

5.1 Customer may use the Space only for the purposes of installing, maintaining, and operating the Equipment. Access to the Facility is restricted to Customer's employees and agents. Customer will furnish to WorldCom Canada, and keep current, a written list identifying a maximum of five individuals authorized to obtain entry to the Facility and access the Space. Customer agrees that no individual it authorizes to enter the Facility will have been convicted of a felony. Customer assumes responsibility for all acts or omissions of the individuals included on this list or authorized by Customer to enter the Facility, and agrees to indemnify and hold WorldCom Canada harmless from any Claim arising from the acts or omissions of these individuals. Customer's employees and agents will comply with all applicable laws and ordinances; with the standards and practices of the telecommunications industry; and with all WorldCom Canada or Facility security procedures, Facility rules, and safety practices. WorldCom Canada may revoke the entry privileges of any person who fails to comply with this Agreement, who is disorderly, or who WorldCom Canada reasonably suspects will violate this Agreement.

5.2 WorldCom Canada and its designees may observe the work activities of Customer's employees and agents in the Facility and may inspect at any time the Equipment brought into the Space. Customer's employees and agents shall not use any products, tools, materials, or methods that, in WorldCom Canada's reasonable judgment, might harm, endanger, or

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

interfere with the Services, the Facility, or the personnel or property of WorldCom Canada, its vendors or its other customers. WorldCom Canada reserves the right to lake any reasonable action to prevent such potential harm.

5.3 WorldCom Canada will perform certain services which support the overall operation of the Facility (e.g., janitorial services, environmental systems, maintenance) at no additional charge to Customer. Customer shall be required to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the facility of all trash, packing material, cartons, etc. that Customer's employees or agents brought to or had delivered to the Facility.

5.4 Customer may not make available space within the Space to any third party. If Customer makes space available to a third party, Customer shall be in breach of this Agreement and WorldCom Canada may pursue any legal or equitable remedy, including but not limited to the immediate termination of this Agreement.

5.5 Upon termination of this Agreement, Customer is responsible for arranging prompt removal of its Equipment from the Facility at Customers sole risk and expense.

6. CONDUCT IN FACILITY.

6.1 Customer will maintain and operate the Equipment in a safe manner, and keep the Space in good order and condition. No employees or agents of Customer will harm or allow any attempt to breach the security of the Facility, the Services, or any third party system or network at the Facility or accessed by means of the Services.

6.2 Customer agrees to use the common areas of the Facility for the purposes for which they are intended and abide by any rules governing such common areas. Such rules include, but are not limited to, a prohibition against smoking in the Facility.

6.3 Customer's employees and agents are prohibited from bringing any of the following materials into the Facility: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, tape recorders, and similar equipment and materials.

6.4 Customer agrees not to alter, tamper with, adjust, or repair any equipment or property not belonging to Customer, and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the interior or external portions of the Facility.

7. EQUIPMENT DEPLOYMENT.

7.1 Customer will furnish to WorldCom Canada, and keep current, an Equipment List (attached as Schedule A) identifying all Equipment in the Space. WorldCom Canada reserves the right to verify installation of the Equipment on the Equipment List. All Equipment must fit within the Space unless agreed to by WorldCom Canada in a written addendum to this Agreement. Customer warrants that all Equipment is UL and/or CSAA approved. Cabling used by Customer must meet national electrical and fire standards. Subject to the terms hereof, Customer will be permitted to remove from the Facility only that Equipment listed on the then-current version of Customers Equipment List.

7.2 WorldCom Canada reserves the right to relocate Equipment within the Facility or to move Equipment to another facility within a 50 kilometre radius with at least 45 days' written notice. Equipment moved or relocated at WorldCom Canada's initiative will be at WorldCom Canada's expense, however WorldCom Canada shall only be liable for damages directly resulting from any such relocation, to the extent set forth. Every commercially reasonable effort will be made to minimize downtime and service interruption if Equipment is moved or relocated, If Customer objects in writing to the location of the new Facility within the notice period set forth, Customer may terminate this Agreement without penalty at any time within 60 days of receiving notice of the new Facility's location.

7.3 Customer agrees to immediately remove or render non-infringing, at Customers expense, any Equipment alleged to infringe any patent, trademark, copyright, or other intellectual property right.

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

7.4 If WorldCom Canada negligently or willfully damages any Equipment, WorldCom Canada will repair or replace the damaged item or, at WorldCom Canada's option, will reimburse Customer for the reasonable cost of repair or replacement. THIS SHALL BE CUSTOMERS SOLE AND EXCLUSIVE REMEDY FOR ANY DAMAGE TO EQUIPMENT CAUSED BY OR ATTRIBUTABLE TO WORLDCOM CANADA, ITS EMPLOYEES, OR AGENTS.

8. ASSIGNMENT. Customer shall not transfer any of its rights or obligations under this Agreement without the express, prior written consent of WorldCom Canada; provided, that Customer may assign or transfer this Agreement to any affiliate upon advance written notice to WorldCom Canada. For the purposes of this Section 8, "affiliate" means an entity controlling or controlled by Customer. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

9. INDEMNITY. Customer agrees to indemnify WorldCom Canada against actions by any person claiming an ownership or possessory interest, lien, trust, pledge, or security interest in any Equipment, including without limitation any attempt by such third party to take possession of the Equipment. In addition, Customer shall indemnify WorldCom Canada against actions by any third party based on an alleged violation of applicable copyright law.

10. INSURANCE.

10.1 Customer agrees to maintain, at Customers expense, during the entire time this Agreement is in effect for each Space:

10.1.1 Commercial General Liability Insurance in an amount not less than Two Million dollars ($2,000,000) per occurrence for bodily injury, personal injury and property damage;

10.1.2 Employers Liability Insurance in an amount not less than One Million dollars ($1,000,000) per occurrence; and

10.1.3 Workers' Compensation Insurance in an amount not less than that prescribed by statutory limits.

10.1.4 Commercial Automobile Liability Insurance applicable to bodily injury and property damage, covering owned, non-owned, leased and hired vehicles, in an amount not less than $1,000,000 per accident.

10.1.5 Umbrella or Excess Liability Insurance with a combined single limit of no less than $1,000,000 to apply over Commercial General Liability, Employee's Liability, and Automobile liability Insurance.

10.2 Prior to taking occupancy of the Space, Customer shall furnish WorldCom Canada with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name WorldCom Canada as an additional insured. The Commercial General liability insurance shall contain the 'Amendment of the Pollution Exclusion' endorsement for damage caused by heat, smoke or fumes from a hostile fire. In the event the Facility's landlord, pursuant to a lease relevant to a particular Space, requires additional insurance, Customer hereby agrees to comply with the landlord's requirements under the lease, as the lease may be modified from time to time.

10.3 None of WorldCom Canada, WorldCom Canada's subsidiaries, parent companies, or affiliates shall insure or be responsible for any loss or damage to property of any kind owned or leased by Customer or by its employees and agents other than losses or damages resulting from negligence or willful acts of such parties. Any insurance policy covering the Equipment against loss or physical damage shall provide that underwriters have given their permission to waive their rights of subrogation against WorldCom Canada, WorldCom Canada subsidiaries, affiliates, the Facility landlord, and their respective directors, officers and employees.

10.4 Customer will insure or self-insure against claims involving Customer's employees and agents. Customer agrees to release and indemnify WorldCom Canada against claims by any of Customer's employees and agents arising from dismissal, suspension, or termination of work, or from denial of entry to the Facility; and claims by any person arising from Customer's nonpayment for the Space or the Services.

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

11. SERVICE LEVEL AGREEMENT. The Service Level Agreement ("SLA") for this service (which is made a part of this Agreement), is set forth at WWW.UU.NET/CA/CUSTOMER/SLA/COLOCATION.XML and applies only to Customers agreeing to a Term Commitment of at least one year. WorldCom Canada reserves the right to amend the SLA from time to time effective upon posting of the revised SLA to the URL or other notice to Customer; provided, that in the event of any amendment resulting in a material reduction of the SLA's service levels or credits, Customer may terminate this Agreement without penalty by providing WorldCom Canada written notice of termination during the 30 days following notice or posting first, as the case may be, of such amendment. The SLA sets forth Customer's sole and exclusive remedy for any claim relating to this Service or the WorldCom network, including any failure to meet any service level set forth in the SLA. WorldCom's records and data shall be the basis for all SLA calculations and determinations. Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Fee and/or Start-up Charge which, absent the credit, would have been charged for WorldCom Canada service that month. The SLA will only be available to Customers that wish to have colocation service in the following WorldCom Canada data centres: Toronto6, Vancouver2 and Montreal2. There will be no SLA for Customers that receive colocation services in any other WorldCom Canada facilities.

12. CONSEQUENTIAL DAMAGE WAIVER AND LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENT, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT RESULT FROM CUSTOMER'S OR CUSTOMER'S USERS' USE OF THE WORLDCOM CANADA NETWORK AND THE SERVICE INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES FOR LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, MISDELIVERIES OR SERVICE INTERRUPTIONS.

13. NO WARRANTY. WORLDCOM CANADA PROVIDES THE SPACE AND THE SERVICES "AS IS". IN CONNECTION WITH THE SERVICES, WORLDCOM CANADA (A) MAKES NO WARRANTIES WHETHER EXPRESS OR IMPLIED, AND (B) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE IN THE EVENT THAT WORLDCOM CANADA PROVIDES CUSTOMER WITH PRODUCTS IN CONJUNCTION WITH THE SERVICES, FOR EXAMPLE THIRD PARTY SOFTWARE PRODUCTS, WORLDCOM CANADA ALSO PROVIDES SUCH PRODUCTS AS IS WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. WORLDCOM CANADA SHALL HAVE NO LIABILITY FOR FAILURE OF ANY PRODUCT OR SERVICE IT PROVIDES. WORLDCOM CANADA DOES NOT MONITOR OR EXERCISE CONTROL OVER THE CONTENT OF THE INFORMATION RESIDING ON CUSTOMER'S EQUIPMENT OR TRANSMITTED THROUGH ITS FACILITIES, USE OF ANY INFORMATION OBTAINED VIA WORLDCOM CANADA'S SERVICES IS AT CUSTOMER'S OWN RISK. WORLDCOM CANADA SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

14. NO ESTATE OR PROPERTY INTEREST. Customer acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space or the Facility. Payments by Customer under this Agreement do not create or vest in Customer (or in any other person) any leasehold estate, easement, ownership interest, or other property right or interest of any nature in any part of the Facility. The parties intend that Equipment, whether or not physically affixed to the Facility, shall not be construed to be fixtures. Customer (or the lessor of the Equipment, if applicable) will report the Equipment as its personal property wherever required by applicable laws, and will pay all taxes levied upon such Equipment.

15. FORCE MAJEURE. Neither party shall be liable of any delay or failure in performance due to Force Majeure, which shall include without limitation, acts of God, earthquake, labor disputes, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, or other events which are beyond it reasonable control.

16. DAMAGE TO THE SPACE.

16.1 If the Space is damaged due to a Force Majeure event, WorldCom Canada shall give prompt notice to Customer of such damage, and may temporarily relocate Equipment to new Space or a new Facility, if practicable. If the Facility's

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

landlord or WorldCom Canada exercises an option to terminate a particular lease due to damage or destruction of the Space, or if WorldCom Canada decides not to rebuild the Space, this Agreement shall terminate as of the date of the damage. Monthly Fees for Space and Services shall proportionately abate for the period from the date of such damage.

16.2 If neither the landlord of the Facility nor WorldCom Canada exercises the right to terminate, WorldCom Canada shall repair the particular Space to substantially the same condition it was in prior to the damage, completing the same with reasonable speed. In the event that WorldCom Canada shall fail to complete the repair within a reasonable time period, Customer shall have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Customer against WorldCom Canada under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage, the Monthly Fee for Space and Services shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

17. PUBLICITY. Neither party may use the other party's name, trademarks, tradenames or other proprietary identifying symbols without the prior written approval of the other party. Customer may not use WorldCom Canada's name, trademarks, tradenames, or other proprietary identifying symbols, or issue any press release or public statement relating to this Agreement without the prior written permission of an authorized WorldCom Canada representative. WorldCom may, upon written notice to Customer, reference Customer's name, in WorldCom Canada press releases, analyst reports, or customer reference lists.

18. CONFIDENTIALITY. Each party's confidential or proprietary information disclosed hereunder ("Confidential Information") shall be held confidential by the receiving party. WorldCom Canada's performance under this Agreement, the quality of WorldCom Canada Network performance, and any data provided by WorldCom Canada to Customer regarding performance of the WorldCom Canada Network shall be deemed WorldCom Canada Confidential Information. Neither party shall disclose the other party's Confidential Information to third parties without the other party's written consent, except as permitted pursuant to this Section. Each party shall disseminate the other party's Confidential Information among its employees only on a need-to-know basis and shall use such Confidential Information only for the purpose of performing its obligations hereunder. To the extent a party is required by applicable law, regulation, or by a government agency or court order, subpoena, or investigative demand, to disclose the existence or terms of this Agreement, or the other party's Confidential Information, such party shall use its reasonable efforts to minimize such disclosure and obtain an assurance that the recipient shall accord confidential treatment to such Confidential Information, and shall notify the other party contemporaneously of such disclosure. WorldCom Canada in its discretion, may terminate this Agreement for cause immediately upon notice and without penalty to WorldCom Canada in the event of any breach by Customer of this Section.

19. AGREEMENT SCOPE.

19.1 This Agreement shall be governed by and constructed in accordance with the laws of the Province of Ontario, irrespective of its choice of law principles. Any action arising hereunder shall be brought in the Ontario Supreme Court and each of the parties shall submit itself to the jurisdiction of such courts for purposes of any action and waives any rights to removal and change of venue. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

19.2 This Agreement, including any Attachments hereto, sets forth the entire agreement between WorldCom Canada and Customer with respect to the subject matter within and supersedes all previous representations, understandings or agreements and shall prevail notwithstanding any variance with terms and conditions of any order submitted. Acceptance of this Agreement by WorldCom Canada may be subject, in WorldCom Canada's sole discretion, to completion of a satisfactory credit review with respect to Customer and its affiliates

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

20. DATA PROTECTION.

a) Customer acknowledges that WorldCom Canada, its affiliates and agents will, by virtue of the provision of Services under this Agreement, come into possession of information and data regarding Customer, its employees and authorized users of Customer. This information and data ("Customer Data") shall include, but not be limited to, data transmissions (including the originating and destination numbers and IP addresses, date, time and duration of voice or data transmissions, and other data necessary for the establishment, billing or maintenance of the transmission), data containing personal and/or private information of Customer, its employees or authorized users of the Services, and other data provided to or obtained by WorldCom Canada, its affiliates and agents in connection with the provision of Services under this Agreement.

b) Customer acknowledges and agrees that WorldCom Canada and its affiliates and agents, may use, process and/or transfer Customer Data (including intra-group transfers and transfers to entities in countries that do not provide statutory protections for personal information): (a) in connection with provisioning of Services; (b) to incorporate the Customer Data into databases controlled by WorldCom Canada and its affiliates for the administration, provisioning, billing and reconciliation, verification of Customer identity and solvency, maintenance, support and product development, fraud detection and prevention, sales, revenue and customer analysis and reporting, and market and customer use analysis; and (c) to communicate to Customer about products and services of WorldCom and its Affiliates by voice, letter, fax, or E-mail. Customer may withdraw consent for such communications (or any use, transfer or processing of Customer Data except for that required to provision, administer, bill or account for the Services) by sending written notice to WorldCom Canada at the address set forth in this Agreement, Attention: General Counsel.

c) Customer has obtained and will obtain all legally required consents and permissions from relevant parties (including subjects of Customer Data) for the use, processing and transfer of Customer Data as described in this
     Section 20a.

21. AVAILABILITY. Rack or co-location delivery is subject to availability. Delays in excess of 120 days past the order date may be canceled by the customer without penalty.

22. EQUIPMENT. Customer acknowledges that, unless otherwise specified elsewhere in this Agreement, WorldCom Canada is the owner of all right, title and interest in Customer premise equipment used to provide the Service ("CPE"), or has obtained the right to make any CPE available for use by Customer. The CPE will at all times remain the property of WorldCom Canada or a third party, as the case may be, regardless of the manner in which it is installed or attached. Customer shall be responsible for any loss, cost, claim or damage caused to or by the CPE from any cause whatsoever including, without limitation, theft, or in connection with its installation, removal, use, maintenance or repair, unless such loss or damage is due to the negligence or willful misconduct of WorldCom Canada or WorldCom Canada's authorized agents. All CPE is provided on an "as is" basis, without any warranty whatsoever, including any warranty of fitness for purpose, and may be subject to a registered first security interest in favour of WorldCom Canada Ltd., its successors or its financiers. Customer shall pay all costs associated with securing any WorldCom Canada CPE hereunder, including any personal property security registration fees or other costs, and WorldCom may set these costs off against any amount otherwise owed to Customer. WorldCom Canada may enter Customer premises on reasonable notice to Customer to repossess CPE in the event of any termination in accordance with the terms of this Agreement, including in accordance with Section below hereof. Customer shall designate one contact and one alternative contact, who together or separately shall be available on an aggregate seven days per week, 24-hours per day basis to provide WorldCom Canada personnel or its agents with access for the purposes of this section. All Customer equipment situated on WorldCom Canada premises is hereby charged with a lien, charge, mortgage or encumbrance in favour of WorldCom Canada to the extent of any unpaid fees plus interest thereon under this Agreement or any other agreement between WorldCom Canada and Customer, and this Agreement shall constitute a security agreement in respect of such equipment.

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

23. BILLING START DATE - CONNECTIVITY SERVICES. Customer acknowledges that the Service is immediately billable at the contracted rates five (5) days after the local loop component is installed and tested, regardless of whether Customer uses the Service. Where WorldCom Canada does not provide the local loop, any service level agreement otherwise applicable to the Service and stately expressly in this Agreement shall be void. Customer shall become billable at the contracted rates commencing upon the date Customer occupies a port on WorldCom Canada's equipment in respect of the Service.

24. CROSS DEFAULT. WorldCom Canada may terminate this Agreement upon written notice to Customer where Customer is in default under any other agreement with WorldCom Canada or a WorldCom Canada affiliate.

25. RENEWAL. Notwithstanding any other term of this Agreement, this Agreement, shall automatically renew for a term equal to the original Minimum Service Period or twelve (12) months (whichever is greater), upon the same terms and conditions, unless Customer notifies WorldCom Canada in writing, no later than 30 days prior to the end of the term that Customer does not intend to renew this Agreement.

AGREED AND ACCEPTED BY CUSTOMER:


Signature:   /s/ JOSE GUSTAVO BRASIL                Customer Name:
             ------------------------
Printed Name:    Jose Gustavo Brasil                Address:

Title:           Director

Date:            August 4, 2003

(tm) Trademarks are owned by WorldCom lnc., and used under license by WorldCom Canada Ltd.
WorldCom Canada Ltd. reserves the right to change or modify the service without notice.

                                                 WORLDCOM(tm)
                                                 Tel +1.800.463.8123
                                                 Sales Enquiries +1.888.658.8638
                                                 Email sales@wcom.ca
                                                 Web www.wcom.ca

WorldCom Internet Colocation
Terms and Conditions

Quotation

WorldCom Promotion: Colocation
--------------------------------------------------------------------------------
Labtech Systems Inc.
2550 Argentia Road, Suite 214
Mississauga, ON, L5N 5R1
Mr. Gustavo Brasil
Tel: (905) 814-8836 202 Fax: (905) 814-8846

March 31 2003

All of the services provided by WorldCom Canada in this Agreement are collectively referred to as "Services" and the current prices of the Services and related hardware are as follows:

                                                                                       One-time    Monthly
Item     Product Description                                Hub City          Qty      (per        (per        Term
                                                                                       Product)    Product)
-------  -------------------------------------------------  ----------------  -------  ----------  ----------  ----
1        WorldCom Promotion; Colocation                                       1        $0.00       $0.00       12
2        WorldCom Hosting Services: Internet Colocation     Toronto6 - Tor6   1        $495.00     $1,295.00   12
         Connectivity - Ethernet: Burstable Full Duplex:
         0-0.5Mbps
3        Equipment: Ethernet Router: Cisco 2621 : Use       Toronto6 - Tor6   1        $0.00       $0.00       12

    OFFER VALID UNTIL APRIL 30 2003, TAXES AND FREIGHT CHARGES NOT INCLUDED. SEE ATTACHED SCHEDULE A (IF APPLICABLE) FOR ADDITIONAL TERMS AND CONDITIONS.

The undersigned Customer acknowledges that it has read and accepted the Quotation and Schedules (if applicable) ("Quotation"), and the Terms and Conditions (tc-ihost-colo-v2002), which together with this Quotation, constitute the entire agreement between WorldCom Canada and Customer ("Agreement"). This Agreement is subjeetto credit approval.

The "Minimum Service Period" for internet access is the number of months listed above under Term. All dedicated access items are invoiced monthly in advance. Dial access customers shall pay any roaming and 1-800 charges at the rate of $0.10 per minute. Amounts entered in the "Monthly (per Product)" column above shall be subject to any minimum commitment terms set out in Schedule A hereto. The first invoice is sent upon our receipt of this Quotation signed by you. Subsequent months are invoiced in advance once you have basic IP connectivity on your link. Payment for all router products and peripherals subject to our Hardware Purchase Agreement must be made in advance of shipment.

WorldCom Canada Ltd.                          Labtech Systems Inc.


Per: /s/ GRANT JURGENEIT                      Per: /S/ GUSTAVO BRASIL
     -------------------                           ------------------
Grant Jurgeneit                               Gustavo Brasil

Account Manager                               Partner

Authorized Signing Authority                  Authorized Signing Authority

                                              Date: JUNE 4,  2002

Please sign and return to WorldCom two (2) original signed copies of this Form, together with a dated and initialled copy of the Terms and Conditions forming part of this Agreement. Please also send a copy by facsimile to (416) 368-1350

WorldCom Canada 60 Adelaide Street East 13th Floor Toronto Ontario M5C 3E4
                                                      Canada fax +1 416 368 1350
WorldCom Canada 630 Rene Levesque Boulevard West Suite 2300 Montreal Quebec
                                              H3B 1S6 Canada fax +1 514 875 5735
WorldCom Canada Western Gas Tower 530- 8th Avenue Suite 550 Calgary Alberta
                                              T2P 3S8 Canada fax +1 403 269 1550

(tm) Trademarks are owned by WorldCom Inc. and used under license by WorldCom Canada Ltd. TM WorldCom Canada Ltd. reserves the right to change or modify the service without notice.


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